Exhibit 21

                 JAMES RIVER CORPORATION of Virginia
                         SUBSIDIARIES (a)(b)
                       as of December 25, 1994

      James  River  Corporation of Virginia, a corporation  organized
under   the  laws  of  Virginia,  has  the  following  majority-owned subsidiaries:

                                                  Organized Under
   Name                                               the Laws of

Berlin Mills Railway, Inc.                        New Hampshire

Brusara Participacoes, Ltda                       Brazil

Cartellas S.A.                                    Greece

Celtona B.V.                                      Netherlands

Crown Zellerbach A.G.                             Switzerland

Crown Zellerbach International, Inc.              Delaware

Diamond Occidental Forest Inc.                    Delaware

GB Papers Limited                                 Scotland

Historic Upper Brandon, Inc.                      Virginia

ILC Inc.                                          Virginia

James River Acquisition, Inc.                     Virginia

James River Canada, Inc.                          Canada

James River de Mexico SA de CV                    Mexico

James River Fiber Company                         Virginia

James River Fine Papers Limited                   Scotland

James River International Holdings, Ltd.          Virginia

James River-Marathon, Ltd.                        Ontario

James River New Castle, Inc.                      Delaware
                                     E-8

Exhibit 21 (continued)
                                                  Organized Under
               Name                                   the Laws of

James River Packaging de Mexico SA de CV          Mexico

James River-New Hampshire Electric, Inc.          New Hampshire

James River Paper Company, Inc.                   Virginia

James River-Pennington, Inc.                      Alabama

James River Timber Corporation                    Alabama

James River Tredegar, Inc.                        Virginia

James River UK Holdings Limited                   England

Jamont, N.V.                                      Netherlands

Jamont Holdings N.V.                              Netherlands

Jamont Ireland Ltd.                               Ireland

Jamont Tisu S.A.                                  Spain

Jamont UK Limited                                 United Kingdom

Jarapar Participacoes, Ltda                       Brazil

JRF Immobiliere S.A.                              Belgium

JRFP International Limited                        Scotland

Kaysersberg, S.A.                                 France

Meridian & Bigbee Railroad Company                Mississippi

Mid-South Lumber Company, Inc.                    Virginia

Nokian Paperi Oy                                  Finland

Riverside Transportation, Inc.                    Virginia

St. Francis Insurance Company Ltd.                Bermuda


Exhibit 21 (continued)

                                                  Organized Under
               Name                                   the Laws of

Scotflow Limited                                  Scotland

Servicios James River SA de CV                    Mexico

Sodipan S.A.                                      France

Unikay S.r.L.                                     Italy

William Sommerville & Son, Ltd.                   Scotland


(a) Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not listed.

(b) Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.